Exhibit 10.3

Banzai International, Inc.

435 Ericksen Ave.

Suite 250

Bainbridge Island, WA 98110

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Dear Sirs:

June 30, 2025

This agreement (this “Agreement”) is being delivered to you in connection with that certain understanding by and between Banzai International, Inc., a Delaware corporation with offices located at 435 Ericksen Ave., Suite 250, Bainbridge Island, WA 98110 (the “Company”) and the undersigned (“Holder”).

The Company and certain investors (including the Holder) have entered into a Securities Purchase Agreement, dated as of June 27, 2025 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Holder and the Holder has agreed to purchase certain Notes (as defined in the Securities Purchase Agreement), which will be convertible into Conversion Shares (as defined in the Securities Purchase Agreement), in accordance with the terms of the Notes. Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement or the Notes, as applicable.

During the period commencing on each date of issuance of any Notes (each, a “Commencement Date”) and ending on the earlier to occur of (i) such date as the Holder no longer holds any Notes, (ii) the date of any Redemption Notice (as defined in the Notes) of any Notes then outstanding, (iii) such date upon which any breach by the Company of any term of this Agreement occurs, regardless of whether such breach is subsequently cured and (iv) such date any Event of Default (as defined in the Notes) occurs, regardless of whether such Event of Default is subsequently cured (such period, the “Restricted Period”), the Holder shall not sell on any given Trading Day during such Restricted Period (each, an “Applicable Trading Day”), in the aggregate, any Conversion Shares issued or issuable to the Holder (or its designee) solely with respect to any sale of Common Stock acquired upon conversion of any Notes (the “Restricted Securities”), an aggregate amount representing more than the greater of (x) $50,000 of shares of Common Stock and (y) 20% of the average daily composite trading volume of shares of Common Stock as reported by Bloomberg, LP on such Applicable Trading Day (subject to adjustment or waiver by the mutual agreement of the Company and the Holder) (the “Trading Limit”). Notwithstanding anything herein to the contrary, nothing herein shall prohibit the Holder from tendering any Restricted Securities or other shares of Common Stock to any Person in a tender offer or other Fundamental Transaction.

Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Agreement or sell or transfer, all, or any part of the Notes to any Assignee; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Agreement (without the right of assignment in this paragraph) with respect to such transferred Notes and/or Restricted Securities, as applicable (an “Assignee Agreement”), and sales of the Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Agreement and all Assignee Agreements. It shall be the responsibility of the Holder to monitor such Affiliate’s and Assignee’s compliance with the Assignee Agreement and this paragraph.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing.

This Agreement, together with the Securities Purchase Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

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Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

If, and whenever on or after the date hereof, the Company enters into, amends, terminates, waives or modifies a leak-out agreement (or any other agreement or other document restricting in any manner the sale, directly or indirectly, by any other Holder of Notes (each, an “Other Holder”) or any assignee of such Other Holder (each, a “Trading Affiliate” of any securities of the Company issued pursuant to the Securities Purchase Agreement) with any other Holder (or any of its Trading Affiliates), directly or indirectly, of any Common Stock (each such agreement, an “Other Agreement”) in any manner, the result of which, is more favorable terms and/or conditions and/or less trading restrictions (as the case may be) on Common Stock then held by such Other Holder, then as set forth herein, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions and/or less restrictions (as the case may be) set forth in such Other Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this paragraph shall apply similarly and equally to each such Other Agreement.

The obligations of Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.. The Company and Holder confirm that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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Agreed to and Acknowledged:

BANZAI INTERNATIONAL, INC.

By:
Name:	Joe Davy
Title:	Chief Executive Officer

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By:
Name:
Title:

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Agreed to and Acknowledged:

BANZAI INTERNATIONAL, INC.

By:
Name:
Title:

By: [                ]

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By:
Name:
Title:

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